Exhibit 10.43.1
                        AMENDMENT TO EMPLOYMENT AGREEMENT

Severance Agreement dated as of January 19, 2000 between Michael Sands (the "Executive") residing at Vermont House, 131 Main Street, No.210, Burlington, VT 05401 and Ben & Jerry's Homemade, Inc. (the "Company"), a Vermont corporation headquartered at 30 Community Drive, South Burlington, VT 05403.

WHEREAS, the parties wish to confirm certain severance understandings.

NOW THEREFORE, in consideration of these premises and the mutual promises set forth below and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Severance Payable on Termination by the Company Other Than For Cause, Death or Disability

    1.1 In the event of termination of the Executive by the Company for other than Cause, Death or Disability, the Executive will be entitled to:

          (i) Severance at the Executive's monthly base salary rate immediately preceding date of notice of termination, payable for six months, plus (if so approved by the Compensation Committee of the Board of Directors of the Company or an officer delegated by the Committee) a second period of up to an additional six months in the event that the employee has not found other comparable employment, but with payments in this additional period terminating on the date the Executive obtains comparable employment; provided that, for officers with three or more years of employment service at date of termination, severance at the monthly base salary rate immediately preceding the date of notice of termination, payable for 12 months;
          (ii) Continuation of health, life and other "welfare" insurance benefits on the same terms as available to employees generally during the period of severance payments. Other benefits (such as 401(k) or ESPP or ESOP, which are keyed to employee status) do not continue;
          (iii) The severance payments required to be made under (i) above are not reduced by any other job earnings, i.e. no mitigation;
          (iv) For officers with three or more years of service at the date of termination, payment of the appropriate pro rata percentage (based on the date of termination in the year) of the next annual cash bonus (if approved by the Compensation Committee in January/February of the year following the year of termination) provided that, in addition (if so approved and if the Company's bottom line financial results for the year in which termination occurs are not lower than the financial results for the preceding year), the pro rata percentage, as determined above, shall be figured on the "base" of a full year's bonus (which shall in no event be less than the full year's bonus paid for the prior year) and, for other officers with less than three years of service at date of termination, payment of the

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     appropriate  pro rata percentage of an amount equal to the next annual cash bonus (if approved by the Compensation Committee in January/February of the year following the year of termination).

          (v) $15,000 of outplacement services.

     1.2 Cause "Cause", for the purposes of Section 1, is defined as conviction of any crime, whether or not involving the Company, constituting a felony; gross neglect or misconduct in the conduct of the Executive's duties; willful or repeated failure or refusal to perform such duties may be delegated to the Executive by the CEO.

     1.3 Options. Unless provisions in some other agreement between the Executive and the Company or provisions in the option plan under which options held by the Executive at the date of termination were granted are more favorable to the Executive, (i) for Executives with three or more years of service at date of termination, unvested options that would have vested in the first six month period after date of termination shall accelerate and become vested, and then all vested options may continue to be exercised for six months thereafter and (ii) for all other Executives all vested options at the date of termination may continue to be exercised for six months thereafter. In each case all unvested options remaining unvested at date of termination shall terminate.

     1.4   Confidential Information

               a. The Executive agrees to comply with the policies and procedures of the Company and its Subsidiaries for protecting Confidential Information and shall never disclose to any Person (except as required by applicable law) or use for his own benefit or gain, any Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its Subsidiaries. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.
               b. All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its subsidiaries and any copies, in whole or in part, thereof (the "Documents") whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its subsidiaries. The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates or at such earlier time or times as the CEO or his designee may specify, all Documents then in the Executive's possession or control.

     1.5   Covenant Not To Compete

          Restricted Activities. The Executive agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Subsidiaries, and that the agreed restrictions set forth below will not deprive the Executive of the ability to earn a livelihood:
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               a. While the Executive is employed by the Company and,  after his employment terminates, for the greater of one year or the period during which severance payments of base amount are being made (the "Non-Competition Period"), the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the business of the Company or any of its Subsidiaries within the United States, or within any foreign country in which the Products are sold at the date of termination of employment, or undertake any planning for any business competitive with the Company or any of its Subsidiaries. Specifically, but without limiting the foregoing, the Executive agrees not to engage in any manner in any activity that is directly or indirectly
          competitive   with  the   business  of  the  Company  or  any  of  its
          Subsidiaries as conducted or which has been proposed by management to the Board within six months prior to termination of the Executive's employment. Restricted activity also includes without limitation accepting employment or a consulting position with any Person who is, or at any time within twelve (12) months prior to termination of the Executive's employment has been, a distributor of the Company or any of its Subsidiaries. For the purposes of this Section 1.5, the
          business  of  the  Company  and  its   Subsidiaries   shall  mean  the
          manufacture or sale of the Products. "Products" mean all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Subsidiaries, together with all services provided to third parties or planned by the Company or any of its Subsidiaries, during the Executive's employment; as used herein, "planned" refers to a Product or service which the Company has decided to introduce within six months from the date as of which such term is applied.
               b. The Executive  further agrees that during the  Non-Competition
          Period  or  in  connection   with  the   Executive's   termination  of
          employment, the Executive will not hire or attempt to hire any employee of the Company or any of its Subsidiaries, assist in such hiring by any Person, encourage any such employee to terminate his or her relationship with the Company or any of its Subsidiaries, or solicit or encourage any customer or vendor of the Company or any of its Subsidiaries to terminate its relationship with them, or, in the case of a customer, to conduct with any Person any business or activity which such customer conducts or could conduct with the Company or any of its Subsidiaries.
               c. The provisions of this Section 1.5 shall not be deemed to preclude the Executive from employment or engagement during the Non-Competition Period following termination of employment hereunder by a corporation, some of the activities of which are competitive with the business of the Company, if the Executive's activities do not relate, to such competitive business, and nothing contained in this
          Section 1.5 shall be deemed to prohibit the Executive, during the Non-Competition Period following termination of employment hereunder, from acquiring or holding, solely as an investment, publicly traded

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          securities of any competitor corporation so long as such securities do not, in the aggregate, constitute one-half of 1% of the outstanding voting securities of such corporation.
               d. Without limiting the foregoing, it is understood that the Company shall not be obligated to continue to make the payments specified in this Agreement in the event of a material breach by the Executive of the provisions of Sections 1.4 or 1.5 of this Agreement, which breach continues without having been cured within 30 days after written notice to the Executive specifying the breach in reasonable detail.

     1.6 Enforcement of Covenants. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 1.4 and 1.5 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its Subsidiaries and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further acknowledges that, were he to breach any of the covenants contained in Sections 1.4 and 1.5 hereof, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to seek preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond. The parties further agree that, in the event that any provision of
           Section 1.4 or 1.5 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

     1.7 This Section 1 shall not be applicable while the Executive has an Employment Agreement providing for severance that would be applicable to a termination other than for cause on the applicable date of such termination.

2.    Severance Payable After a Change in Control

     2.1 In the event of a termination by the Company other than for Cause, Death or Disability within the first two years after a Change in Control (as defined) or termination by the Executive within the first two years after a Change in Control for Good Reason (as defined), severance shall be payable or provided to the Executive as follows (and subject to the provisions of the additional subsections of
         Section  2):
               (i) A single lump sum equal to the sum of (a) one and a half times (i.e. 18 months) annual base salary for the Executive in effect immediately prior to the date of the Change in Control or immediately prior to the date of termination (whichever is greater) and (b) an amount equal to one and a half times the last year's annual cash bonus paid to the Executive.

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               (ii)Health,  life and other welfare  benefits  shall continue for one year on the same terms available to employees generally.
               (iii) The Company's contribution to the 401(k) account of the Executive shall continue for one year at the same rate (but in no event lower than the rate in effect prior to the Change in Control) as applicable to employees generally or, if such continuation is not permitted by the Company's 401(k) plan, then the amount of the Company's contribution shall be made by a lump sum payment and/or distribution of Company stock made to the Executive at the time said payment/distribution is made to employees generally.

     2.2  "Cause" shall have the meaning set forth in Section 1.2 above.

     2.3  "Change in Control" shall be defined as follows:

          A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

               (a) any Person is or becomes the  Beneficial  Owner,  directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; or
               (b) during any period of not more than two consecutive years (not including any period prior to October 26, 1994), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Clause
          (a), (c) or (d) of this Section 2.3) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
               (c)  the   shareholders  of  the  Company  approve  a  merger  or
          consolidation of the Company with any other corporation, other than

                    (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) 60% or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or

                    (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires 35% or more of the combined voting power of the Company's then outstanding securities; or
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               (d) the  shareholders  of the Company  approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

Notwithstanding the foregoing provisions of this Section 2.3, a "Change in Control" will not be deemed to have occurred solely because of (i) the ownership or acquisition of securities of the Company (or any reporting requirement under the Securities Exchange Act of 1934) relating thereto by an employee benefit plan maintained by the Company for the benefit of employees or by ownership of securities of the Company that were beneficially owned as of December 31,1998 by any of Ben Cohen, Jerry Greenfield, Jeffrey Furman and Perry Odak; provided, however, that a "Change of Control" under Section 2.3 shall be deemed to have occurred in the event any of Ben Cohen, Jerry Greenfield or Jeffrey Furman becomes the Beneficial Owner, directly or indirectly, of Common Stock or other voting securities of the Company representing an amount of beneficial ownership which is (i) greater than 35% of the combined voting power of the Company's then outstanding voting securities (the threshold under Section 2.3(a)) and (ii) greater than the amount beneficially owned by any such Person as of December 31, 1998, by at least 22% of the number of outstanding shares of Common Stock of the Company as of December 31, 1998 (adjusted for stock splits and the like).

In addition, a Change in Control shall not be deemed to have occurred for purposes of this Section 2.3 if the Executive is the person obtaining control or a member of any group obtaining control in the defined Change of Control.

In the foregoing provisions of this definition of "Change in Control", the following terms shall have the meanings set forth below:

"Person" in Section 2.3 shall have the meaning given in Section 3 (a) (9) of the Securities Exchange Act of 1934, as modified and used in Sections 13 9d and 14
(d) thereof; however, a Person shall not include

(1) the Company or any  controlled  subsidiary of the Company,
(2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or
(3) a corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

"Beneficial Owner" in Section 2.3 shall have the meaning defined in Rule 13d-3 under the Securities Exchange Act of 1934 as amended from time to time.

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     2.4  "Good Reason" shall be defined as follows:

               (i) Failure of the Company to continue the Executive in the position the Executive had twelve months prior to the date of a Change in Control or any portion of greater responsibility the Executive may have held immediately prior to the Change in Control;
               (ii)Diminution in the nature or scope of the Executive's responsibilities, duties or authority; or
               (iii) Failure of the Company to provide the Executive the base amounts, bonus and benefits in accordance with the terms of any employment agreement in effect immediately prior to the Change in Control between the Executive and the Company or, if there is no such employment agreement, the levels of base salary, bonus or aggregate benefits taken together that were in effect immediately prior to the Change in Control.

     2.5 Options. Unless provisions in some other agreement (including an option grant) between the Executive and the Company or applicable provisions in the option plan under which options held by the Executive were granted are more favorable to the Executive, and except as may be provided on terms more favorable to the Executive in
           Section 1 of this Agreement, with respect to a termination of the Executive Other Than For Cause, all unvested options held by the Executive shall accelerate and become vested immediately prior to the Change in Control and shall continue to be exercisable for six months.

     2.6 Excise Tax Limitation. Notwithstanding Section 2.1 of this Agreement, in the event that any Payment (as hereinafter defined) would be subject in whole or in part to the excise tax (the "Excise Tax") under Section 4999 of the Internal Revenue Code (the "Code"), then the severance payments payable under Section 2.1 of this Agreement shall be reduced to the extent, but only to the extent, necessary so that no portion of any Payment is subject to the Excise Tax (the "Severance Reduction"). However, no Severance Reduction shall be made unless the net amount of the Total Payments (as hereinafter defined) after such Severance Reduction and after deduction of the net amount of federal, state and local income taxes on such reduced Total Payments would be greater than the net amount of the Total Payments without the Severance Reduction but after deduction of the Excise Tax and the net amount of federal, state and local income taxes on such unreduced Total Payments. The determination as to whether a Severance Reduction is to be made and, if so, the amount of any such reduction shall be made by the firm of certified public accountants that had been acting as the Company's auditors prior to the Change in Control or by such other firm of certified public accountants, benefits consulting firm or legal counsel as the Board may designate for such purpose, with the approval of the Executive, prior to the Change in Control.

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           The  Company  shall   provide  the   Executive   with  the  auditor's
           calculations of the amounts referred to in this Section 2.6 and such supporting materials as are reasonably necessary for the Executive to evaluate the Company's calculation.

           For purposes of this Section 2.6, the term "Payment" means any "payment in the nature of compensation" (as that term is used in Section 280G of the Code") to or for the benefit of the Executive, whether or not paid pursuant to this Agreement, that is contingent or under Section 280G of the Code would be presumed to be contingent on a Change in Control; and the term "Total Payments" means the aggregate of all Payments.

     2.7 Additional Provisions. The provisions of Section 1.4 shall continue to be applicable after a termination of employment under Subsection
           2.1. The provisions of Section 1.5 shall remain applicable.

3.    Other Provisions

     3.1 Assignment. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person, the Company shall require such Person or the resulting entity to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform and provided that nothing in this Section shall limit the provisions of Section 2.

     3.2 Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall be not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     3.3 Waiver No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     3.4 Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company and, in the case of the Company, at its principal place

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          of business, attention Chief Executive Officer, with a copy to Ropes &
          Gray, Attention Howard K. Fuguet, Esq., One International Place, Boston, MA 02110.

     3.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to severance upon a termination by the Company other than for cause and with respect to severance upon a termination by the Company other than for cause or by the Executive for Good Reason after a Change in Control and with respect to Options upon a Change in Control and supersedes all prior and contemporaneous communications, representations and understandings, written or oral, with respect thereto, except (i) as otherwise expressly provided herein and (ii) as otherwise provided in any other written agreement or benefit plan that is more favorable to the Executive with respect to severance or options, it being understood that, as to matters relating to severance or options pursuant to Section 1 of this Agreement, that the provisions of this Agreement shall be applicable only after the Executive's present Employment Agreement with the Company is no longer in effect, and that the provisions of Section 2 of this Agreement relating to options and payments after a Change in Control shall be immediately in effect.

     3.6 Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized officer of the Company.

     3.7 Governing Law, Arbitration and Consent to Jurisdiction. This is a Vermont contract and shall be construed and enforced under and be governed in all respects by the laws of the State of Vermont, without regard to the Vermont internal conflict of laws principles thereof. The parties each agree to promptly and mutually select a mediator and promptly mediate in good faith any controversy, claim or dispute arising between the parties hereto arising out of or related to this Agreement and its performance or any breach or claimed breach thereof. In the event that mediation does not resolve any such matter, then such matter other than any matter in which injunctive relief or other equitable relief is sought shall be definitively resolved through binding arbitration conducted in the City of
           Burlington, Vermont, by a panel of three (3) arbitrators in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association; provided, however, that notwithstanding anything to the contrary in such Commercial Arbitration Rules, the parties shall be entitled in the course of any arbitration conducted pursuant to this Section to seek and obtain discovery from one another to the same extent and by means of the same mechanisms authorized by Rules 27 through 37 of the Federal Rules of Civil Procedure. The power and office of the arbitrators shall arise wholly and solely from this Agreement and the then current Commercial Arbitration Rules of the American Arbitration Association. The award of the panel or a majority of them so rendered shall be final and binding, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereto.

           To the extent a dispute is not to be arbitrated in accordance with the foregoing, each of the Company and the Executive (i) irrevocably submits to the jurisdiction of the United States District Court of Vermont and to the jurisdiction of the state courts of Vermont for the purpose of any suit or other proceeding arising out of or based

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           upon the  Agreement or the subject  matter hereof and agrees that any such proceeding shall be brought or maintained only in such court, and (ii) waives, to the extent not prohibited by applicable law, and agrees not to assert in any such proceedings, any claim that it is not subject to the jurisdiction of the above-named courts, that he or it is immune from extraterritorial injunctive relief or other injunctive relief, that any such proceeding brought or maintained in a court provided for above may not be properly brought or maintained in such court, should be transferred to some other court or should be stayed or dismissed by reason of the pendency of some other proceeding in some other court, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

     3.8 Protection of Reputation. During the period of employment and during any period in which severance payments or benefits are paid or provided under this Agreement, the Executive agrees that he will take no action which is intended to, or would reasonably be expected to, harm the Company or its reputation or which would reasonably be expected to lead to unwanted or unfavorable publicity to the Company (it being understood that competition which does not breach Section
           1.5 shall not be deemed to be a breach of this Section).

     3.9 Survival. Cessation or termination of Executive's employment with the Company shall not result in termination of this Agreement. The respective obligations of Executive and the rights and benefits afforded to the Company as provided in this Agreement after termination of employment shall survive cessation or termination of Executive's employment hereunder.

IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized officer and by the Executive as of the date first above written.

BEN & JERRY'S HOMEMADE, INC.

/s/Michael Sands                                  By:/s/Perry D. Odak
----------------                                  -------------------
Executive                                            Perry D. Odak
                                                     Chief Executive Officer